UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2017

Stamps.com Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26427	77-0454966
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1990 E. Grand Avenue, El Segundo, CA	90245
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(310) 482-5800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 14, 2017, Stamps.com Inc. (the “Company”) held its annual meeting of shareholders in El Segundo, California (“Annual Meeting”). As of April 17, 2017, the Company’s record date, there were a total of 17,012,385 shares of common stock issued and outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 15,730,308 shares of common stock were represented in person or by proxy and, therefore, a quorum was present.

The shareholders of the Company voted on the following items at the Annual Meeting:

1.   To elect two directors to hold office until the 2020 Annual Meeting of Stockholders;

2.   To approve, on an advisory basis, our executive compensation;

3.   To vote, on an advisory basis, on the frequency of future advisory votes on our executive compensation; and

4.   To ratify the appointment of Ernst & Young LLP as our independent auditors for 2017.

Votes regarding the election of the director nominees were as follows:

Nominees	For	Withheld	Broker Non-Votes
Kenneth T. McBride	13,324,655	395,686	2,009,967
Theodore R. Samuels, II	13,427,793	292,548	2,009,967

Based on the votes set forth above, each director nominee was duly elected.

The proposal to approve, on an advisory basis, our executive compensation received the following votes:

For	Against	Abstain	Broker Non-Votes
13,312,099	385,351	22,891	2,009,967

Based on the votes set forth above, the stockholders advised that they were in favor of the executive compensation.

The proposal to vote, on an advisory basis, on the frequency of future advisory votes on our executive compensation received the following votes:

Every One Year	Every Two Years	Every 3 Years	Abstain	Broker Non-Votes
12,359,770	7,898	1,330,624	22,049	2,009,967

Based on the votes set forth above, the stockholders advised that they were in favor of our holding future advisory votes on executive compensation every one year.

The proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent auditors for the year ending December 31, 2017 received the following votes:

For	Against	Abstain	Broker Non-Votes
15,577,460	123,553	29,295	—

Based on the votes set forth above, the appointment of Ernst & Young LLP as the Company’s independent auditors for the year ending December 31, 2017 was duly ratified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stamps.com Inc.
(Registrant)

June 16, 2017	/s/ Kenneth McBride
Date	(Signature)

Kenneth McBride,
Chief Executive Officer